Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Cablevision Systems Corporation of our report dated July 11, 2008 relating to the combined financial statements of Newsday Media Group, which appears in the Current Report on combined Form 8-K of Cablevision Systems Corporation and CSC Holdings, Inc. dated October 10, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

May 21, 2010